PRICING SUPPLEMENT NO. 25                                   Rule 424(b)(3)
DATED: February 25, 1998                                File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $25,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 3/2/98     Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 3/2/1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                            Optional          Optional
                       Redemption           Repayment         Repayment
Redeemable On          Price(s)             Date(s)           Price(s)
-------------          ----------           ---------         ----------

N/A                    N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.70%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[_]         Commercial Paper Rate        Minimum Interest Rate:

[_]         Federal Funds Rate           Interest Reset Date(s):

[_]         Treasury Rate                Interest Reset Period:

[_]         LIBOR Reuters                Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

--------------------------------------------------------
*  On September 2, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\2041\SUP2258X.200